UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2010

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121-1975
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 1, 2010, the Board of Directors (the "Board") of Illumina, Inc. (the "Company") increased the size of the Board from eight to nine members and elected Dr. Gerald Möller to serve on the Board. Dr. Möller has been assigned to serve in the class of directors currently including Dr. David Walt and Dr. Paul Grint, and, consistent with the Company’s Corporate Governance Guidelines, Dr. Möller will stand for election by the Company’s stockholders at the Company’s 2011 annual meeting of stockholders to serve for a two-year term commencing with such meeting. There is no arrangement or understanding between Dr. Möller and any other person pursuant to which he was selected as a director. In addition, Dr. Möller is not a party to any transaction with the Company reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933. Dr. Möller will participate in the non-employee director compensation programs described under "Director Compensation" in the Company's proxy statement filed on March 26, 2010. A copy of the Company's press release announcing Dr. Möller’s appointment is filed as Exhibit 99.1 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

July 7, 2010	By:	Christian G. Cabou

Name: Christian G. Cabou
Title: Senior Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated July 7, 2010